UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

Penford Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
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	(4)	Date Filed:

Penford to be acquired by Ingredion for $19 a share in a $342 million cash transaction
Merger has been unanimously approved by both Boards of Directors
Combination of two leading specialty companies with complementary product portfolios accelerates growth of specialty ingredients business model
Leverages commitment to innovation
and proprietary value creation
Broadens the base of premier
customers
Opens up more diverse end markets
with greater geographic reach
Expands opportunities for capturing
operating and organizational efficiencies
Investor and External Stakeholder Messages
Closing subject to shareholder
approval, regulatory approvals, and
other customary closing conditions
Transaction expected to close within
the next four months
Until closing, business as usual,
operating as a separate company
On Wednesday, October 15, 2014, Penford Corporation began using the following document for investors and external stakeholders.

Additional Information
Important Additional Information about the Merger Transaction
Penford plans to file with the Securities and Exchange Commission (“SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction. This communication does not constitute a solicitation of any vote or approval. The proxy statement and other documents to be filed with the SEC related to the proposed merger transaction will contain important information about Penford,
Ingredion Incorporated (“Ingredion”), the proposed merger transaction and related matters. WE URGE
INVESTORS AND SECURITY HOLDERS TO CAREFULLY READ THE PROXY STATEMENT AND OTHER
DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER
TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, WHEN
AVAILABLE. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Penford through the website maintained by the SEC at www.sec.gov or by contacting Penford Investor Relations at 1-800-204-PENX (7369) or 303-649-1900. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Penford’s website at
www.penford.com (which website is not incorporated herein by reference).
Penford and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Penford’s shareholders in connection with the proposed merger transaction will be set forth in the proxy statement described above when it is filed with the SEC. Additional information regarding Penford’s executive officers and directors, including shareholdings, is included in Penford’s definitive proxy statement for 2013, which was filed with the SEC on December 20, 2013. You can obtain free copies of this document from Penford using the contact information above.

Forward-Looking Statements
Forward-Looking Statements
Statements made in this communication and related statements that express Penford’s or our management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. These statements include those regarding the closing of the merger transaction, the expected timing of the merger transaction, the anticipated benefits of the proposed merger transaction, including future financial and operating results, and the potential effects of the merger transaction, including if it does not close.
These statements are not guarantees of future performance or events and are subject to risks, uncertainties and assumptions that could cause actual results or events to vary materially from those indicated in this communication, including without limitation: the ability to obtain regulatory of the merger transaction on the proposed terms and schedule; the ability to obtain shareholder approval of the proposed merger transaction;
the risk that the strategic and other objectives relating to the proposed merger transaction may not be achieved or that synergies will not be fully realized; disruptions to our business, including customer, employee and supplier relationships resulting from the proposed merger transaction; and the effect of the proposed merger transaction on pricing, spending, third-party relationships and revenues. These risks, as well as other risks associated with the proposed merger transaction, are more fully discussed in our reports filed with the
SEC, including our annual report for the year ended August 31, 2013, and subsequent quarterly reports filed with the SEC, which risks and uncertainties are incorporated herein by reference.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except to the extent required by law, Penford disclaims any obligation to update any forward-
looking statements after the distribution of this communication, whether as a result of new information, future events, changes in assumptions, or otherwise.